Exhibit 4.3

[FORM OF]

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

FREIGHTCAR AMERICA, INC.

AND

THE SHAREHOLDERS NAMED HEREIN

DATED                     , 2005

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), dated as of                     , 2005, by and among FreightCar America, Inc., a Delaware corporation (the “Company”), Hancock Mezzanine Partners, L.P., a Delaware limited partnership (“Hancock”), John Hancock Life Insurance Company, a Massachusetts life insurance corporation (“JHLIC”), Caravelle Investment Fund, L.L.C., a Delaware limited liability company (“Caravelle”), Trimaran Investments II, L.L.C., a Delaware limited liability company (“Trimaran”), Camillo M. Santomero, III, an individual residing in New York (“Santomero,” and, together with Hancock, JHLIC, Caravelle and Trimaran, the “Designated Investors”), and the other investors listed on Exhibit A attached hereto who, now or hereafter, become signatories to this Agreement (the “Individual Investors” and, together with the Designated Investors and any of the Related Transferees of the Individual Investors and Designated Investors that may become transferees of any capital stock of the Company, the “Shareholders”).

RECITALS

WHEREAS, the Company is the surviving corporation in a merger (the “Merger”) between itself and its former parent corporation, FreightCar America, Inc. (the “Parent”);

WHEREAS, prior to the Merger, the Parent and certain holders of the Parent’s preferred stock and common stock entered into that certain Shareholders’ Agreement, dated as of June 3, 1999, as amended as of February 15, 2001 (the “Shareholders’ Agreement”), which contained, among other things, provisions relating to the rights of the Company’s shareholders to request that the Company file a registration statement under the Securities Act covering the registration of the offer and sale of outstanding Registrable Securities (as defined in the Shareholders’ Agreement);

WHEREAS, following the Merger, the Company conducted an initial public offering (the “IPO”) of shares of its common stock, par value $.01 per share (the “Common Stock”);

WHEREAS, in connection with the IPO, the Parent’s executive officers, directors and substantially all of the existing holders of the Company’s Common Stock entered into lock-up agreements with respect to shares of the Common Stock to be owned by them as described in the Registration Statement relating to the IPO;

WHEREAS, immediately following the completion of the IPO, the Company redeemed or will redeem all of its outstanding shares of Series A Voting Preferred Stock and Series B Nonvoting Preferred Stock;

WHEREAS, the holders of shares of the Company’s Common Stock believe it to be in their best interests and in the best interests of the Company that they and the Company enter into this Agreement to provide for certain rights of the Company’s shareholders to request that the Company file a registration statement under the Securities Act covering the registration of the offer and sale of outstanding Registrable Securities (as defined in this Agreement), effective as of the date on which the IPO is completed (the “Effective Time”).

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants and obligations set forth in this Agreement, the receipt and sufficiency of which are acknowledged by each of the parties hereto, effective as of the Effective Time, the parties hereto, intending to be legally bound, hereby agree as follows:

1. Representations and Warranties; No Inconsistent Agreements. Each party hereto represents and warrants that (a) this Agreement has been duly authorized, executed and delivered by such party and constitutes the valid and binding obligation of such party, enforceable against such party in accordance with its terms, and (b) such party has not granted and is not a party to any other agreement which conflicts with or violates any provision of this Agreement.

2. Subsequent Transferees of Stock. Any Related Transferee who shall acquire (either voluntarily or involuntarily, by operation of law or otherwise) any shares of the Company’s capital stock from any Shareholder shall be bound by all of the provisions of this Agreement to the same extent as the parties hereto and, prior to registration of the Transfer of any such securities on the books of the Company, any Related Transferee shall execute an agreement with the parties hereto agreeing to be bound by such provisions, and shall thereupon be deemed a Shareholder.

3. Demand Registration.

(a) Subject to the provisions of this Agreement, if at any time the Company shall receive a written request from one or more Shareholders requesting that the Company file a registration statement under the Securities Act covering the registration for the offer and sale of outstanding Registrable Securities (a “Demand Registration”) valued (based on the Current Market Value on the date of such request) at not less than $10,000,000 in the aggregate when calculated together with any shares included by any other Shareholders in accordance with the terms of this Section 3(a) (the “Minimum Value”), then the Company shall promptly notify in writing all other Shareholders of such request. Within 20 days after such notice has been given by the Company, any other Shareholder may give written notice to the Company of its election to include its Registrable Securities in the registration. As soon as practicable after the expiration of such 20-day period, the Company shall use its reasonable best efforts to cause the registration of all Registrable Securities with respect to which registration has been so requested by Shareholders. The right to demand the registration of Registrable Securities hereunder may be exercised no more than three times by the Shareholders. If any Shareholder that has exercised its Demand Registration rights pursuant to this Section 3(a) is not able to sell all of its Registrable Securities covered by such Demand Registration, then such registration shall not count as a Demand Registration for purposes of this Section 3(a).

(b) Notwithstanding the provisions of Section 3(a), without the consent of the Company, no registration statement filed pursuant to Section 3(a) shall be required to be declared effective within 180 days after the effective date of any registration statement filed by the Company under the Securities Act for any offering of Common Stock (other than a registration statement filed on Form S-4 or Form S-8 or any successor or similar form). In addition, the Company may postpone for up to 90 days the filing or effectiveness of a registration statement pursuant to a request under Section 3(a) if the Board (with the concurrence of the managing underwriters, if any) determines in good faith that such registration would be reasonably expected to have an adverse effect on any proposal or plan by the Company to engage in any acquisition of assets, merger, consolidation, tender offer, financing or other material transaction; provided that the Company may not exercise this right more than once in any 12-month period.

(c) In the event of any postponement described in subsection (b), the applicable Shareholder exercising its Demand Registration right shall, upon written notice to the Company, be entitled to withdraw such request and, if such request is withdrawn, such request shall not count as a request for registration pursuant to Section 3(a).

(d) If a Demand Registration is an underwritten registration, and the managing underwriters advise the Company and the participating Shareholders in writing that:

(i) the number of Registrable Securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting such offering, then the number of Registrable Securities to be included in such underwritten public offering shall be reduced to a number deemed satisfactory by such managing underwriter, pro rata among the holders of such Registrable Securities on the basis of the number of shares that each holder has requested to be included in such registration pursuant to this Section 3; and

(ii) the participation in the offering by the Chief Executive Officer or the Chief Financial Officer of the Company (or any of such Person’s Affiliates), as such, materially and adversely affects the ability of the Company to effect such offering or the pricing or amount of the securities included in such offering, then such officer (and his or her Affiliates) shall only include such number of Registrable Securities that such managing underwriters advise the Company does not cause such effect by virtue of such officer’s status as an officer of the Company;

provided, that any such shares excluded pursuant to this Section 3(d) shall have priority to be included in the underwriters’ over-allotment option in such registration, except to the extent that the managing underwriters advise the Company that the inclusion of any such shareholder’s or officer’s shares in the over-allotment option would materially and adversely affect the ability of the Company to effect such offering or the pricing or amount of the securities included in such offering, and any remaining shares included in the over-allotment option shall be allocated on a pro rata basis among the holders of Registrable Securities included in the offering before giving effect to the over-allotment.

(e) If the managing underwriters advise the Company and the participating Shareholders in writing under Section 3(d) hereof that the number of shares that the Shareholder exercising its Demand Registration rights proposes to include in such registration statement exceeds the number which can be sold in such offering without adversely affecting such offering, the such Shareholder will be entitled to withdraw its shares from such registration statement and such registration statement shall not count as a Demand Registration for purposes of Section 3(a).

(f) If the Shareholder exercising its Demand Registration rights requests that such Demand Registration be an underwritten offering, then the Company shall select nationally recognized lead underwriter or underwriters to manage and administer such offering, such underwriter or underwriters, as the case may be, to be reasonably acceptable to the holders of a majority of the Registrable Securities to be included in such registration statement. Notwithstanding the foregoing, (i) if any Designated Investor or its or his Related Transferee has requested a Demand Registration and collectively owns a majority of the Registrable Securities held by the Designated Investors as of the Effective Time, such Shareholder and the Company shall select the co-managers in such underwritten offering, which shall be reasonably acceptable to the other Designated Investors, and (ii) if any Individual Investor or his, her or its Related Transferee has requested a Demand Registration and shares held by Santomero or his Related Transferees will be included in such offering, then, for so long as Santomero and his Related Transferees together own not less than 25% of the number of shares of voting capital stock collectively owned by Santomero and his Related Transferees as of the later of the Effective Time and the Additional Time, Santomero and the Company shall select the co-managers in such underwritten offering, which shall be reasonably acceptable to the Individual Investors.

(g) The Company will not permit any person other than the Shareholder or Shareholders exercising its or their rights under this Agreement, to include any securities in a registration statement under this Agreement without the unanimous consent of the Shareholder or Shareholders exercising its or their Demand Registration rights hereunder (which may be withheld by such Shareholder or Shareholders in its or their absolute discretion).

4. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act, whether or not for sale for its own account (other than pursuant to a registration on Form S-4 or Form S-8 or any successor or similar form), and the registration form to be used may be used for the registration of Registrable Securities, the Company will give prompt written notice to all holders of Registrable Securities of its intention to effect such a registration and will include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 15 days after the receipt of the Company’s notice. All registrations requested pursuant to this Section 4(a) are referred to herein as “Piggyback Registrations.”

(b) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing (with a copy to each holder of Registrable Securities requesting registration of Registrable Securities) that the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting such offering, the Company will include in such registration (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such registration pursuant to the Piggyback Registration rights granted herein, pro rata among the holders of such Registrable Securities on the basis of the number of shares that each holder has requested to be included in such registration, and (iii) third, other securities requested to be included in such registration; provided, that, if such managing underwriters advise the Company that the participation the Chief Executive Officer or the Chief Financial Officer of the Company (or any of such Person’s Affiliates), as such, materially and adversely affects the ability of the Company to effect such offering or the pricing or amount of the securities included therein, such officer (and his Affiliates) shall only include such number of Registrable Securities as such managing underwriters advise the Company does not cause such effect by virtue of such officer’s status as an officer of the Company or, and such amount of securities, the inclusion of which such managing underwriters advise the Company does not result in such effect, shall nevertheless be subject to the provisions of the immediately preceding clause (ii) (provided that any such shares excluded pursuant to this proviso shall have priority to be included in the underwriters’ over-allotment option in such registration, except to the extent that the managing underwriters advise the Company that the inclusion of any such officer’s shares in the over-allotment option would materially and adversely affect the ability of the Company to effect such offering or the pricing or amount of the securities included in such offering, and any remaining shares included in the over-allotment option shall be allocated on a pro rata basis among the holders of Registrable Securities included in the offering before giving effect to the over-allotment option).

5. Registration Procedures. Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement, the Company will use its reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company will as expeditiously as possible:

(a) prepare and file with the Commission a registration statement with respect to such Registrable Securities and thereafter use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel);

(b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period of either (i) not less than 120 days (subject to any extension pursuant to Section 8(b)) or, if such registration statement relates to an underwritten offering, such longer period as in the opinion of counsel for the underwriters a prospectus is required by law to be delivered in connection with sales of Registrable Securities by an underwriter or dealer or (ii) such shorter period as will terminate when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement (but in any event not before the expiration of any longer period required under the Securities Act), and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the registration statement;

(c) furnish to each seller of Registrable Securities such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(d) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests or, in the alternative, to obtain exemptions from the registration requirements of such securities law, and do any and all other acts and things which may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller; provided, however, that the Company will not be required to (i) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (ii) subject itself to taxation in any such jurisdiction or (iii) consent to general service of process in any such jurisdiction;

(e) notify each seller of such Registrable Securities, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the discovery of the happening of any event as a result of which, the prospectus included in such registration statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made, and, at the request of any such seller, the Company will prepare and furnish to such seller a reasonable number of copies of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading in the light of the circumstances under which they were made;

(f) cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a national securities exchange or over-the-counter market such as the National Association of Securities Dealers Automated Quotation System (“Nasdaq”) and, if listed on Nasdaq, use its best efforts to secure designation of all such Registrable Securities covered by such registration statement as a Nasdaq “national market system security” within the meaning of Rule 11Aa2-1 of the Exchange Act or, failing that, to secure Nasdaq authorization for such Registrable Securities and, without limiting the generality of the foregoing, to arrange for at least two market makers to register as such with respect to such Registrable Securities with the National Association of Securities Dealers (the “NASD”);

(g) provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(h) enter into such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities (except in the case of a Demand Registration under Section 3 in which case it shall be at the request of the Shareholder exercising its Demand Registration Rights) being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i) subject to complying with such confidentiality requirements as the Company may reasonably impose, and subject to the requirements of the federal and state securities laws, the rules of the NASD and the rules of any securities exchange or market on which the Company’s securities are then listed or quoted, make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company and its Subsidiaries, and cause the officers, directors, employees and independent accountants of the Company and each of its Subsidiaries to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

(j) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement will satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(k) permit any holder of Registrable Securities which holder, in its reasonable judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included;

(l) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such registration statement for sale in any jurisdiction, the Company will use its reasonable best efforts promptly to obtain the withdrawal of such order;

(m) obtain a comfort letter, dated the effective date of such registration statement (and, it such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), signed by the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by comfort letters as the holders of a majority of the Registrable Securities being sold reasonably request; and

(n) provide a legal opinion of the Company’s outside counsel addressed to each holder (in form or substance satisfactory to each such holder and its counsel) of Registrable Securities included in such registration, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, dated the date of the closing under the underwriting agreement), with respect to the registration statement, each amendment and supplement thereto, the prospectus included therein (including the preliminary prospectus) and such other documents relating thereto in customary form and covering such matters of the type customarily covered by legal opinions of such nature; provided, however, that nothing contained herein shall prohibit the Company from abandoning or discontinuing its efforts to register its securities, unless such registration is being effected in accordance with the provisions of Section 3(a).

6. Registration Expenses. The Company will pay all expenses incident to the Company’s performance of or compliance with Sections 5, 6 and 7 of this Agreement, including, without limitation, all registration and filing fees, fees and expenses of compliance with securities or blue sky laws, listing fees, printing expenses, messenger and delivery expenses, and fees and disbursements of counsel for the Company and its independent certified public accountants, and underwriters’ fees and expenses (excluding discounts and commissions, which shall be paid by the holders selling the Registrable Securities) and all other Persons retained by the Company, as well as the fees and expenses of one legal counsel retained by the holders of a majority of the Registrable Securities included in such registration statement (which, if such registration statement includes Registrable Securities of any Designated Investor, shall be selected by such Designated Investor or Designated Investors) (all such expenses being collectively referred to herein as “Registration Expenses”).

7. Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, its officers and directors and each Person who controls such holder (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, joint or several, to which such holder or any such director or officer or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue or alleged untrue statement of material fact contained (A) in any registration statement, prospectus or preliminary prospectus or any amendment thereof or (B) in any application or other document or communication (in this Section 7 collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration statement under the “blue sky” or securities laws thereof, or (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse such holder and each such director, officer and controlling person for any legal or any other expenses incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the prospectus or any amendments or supplements thereto after the Company has furnished such holder with a sufficient number of copies of the same. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the holders of Registrable Securities.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify and hold harmless the Company, its directors and officers and each other Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities, to which the Company or any such director or officer or controlling person may become subject under the Securities Act or otherwise, to the extent that such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) result from (i) any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or in any application, (ii) any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only in the case of clauses (i) and (ii) to the extent that such untrue statement or omission is made in such registration statement, any such prospectus or preliminary prospectus or any amendment or supplement thereto, or in any application, in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein, or (iii) the failure by such holder of Registrable Securities to deliver a prospectus to the extent required under the Securities Act but only if the Company shall have complied with its obligation under this Agreement to provide such holder with such a prospectus. The liability of each holder pursuant to this paragraph shall be limited to the amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions but before deducting any other expenses incident to the consummation of the transactions contemplated by this paragraph) to such holder from the sale of Registrable Securities by it in such offering.

(c) Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification but the failure to provide notice as is required by this sentence shall not relieve the indemnifying party of its obligations hereunder except to the extent that the failure to provide such notice has prejudiced such indemnifying party in any material respect and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim or unless in the indemnified party’s reasonable judgment there may be one or more legal defenses available to it that are different from or additional to those available to any such indemnifying party, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel (in addition to any required local counsel) for all parties indemnified by such indemnifying party as well as one additional counsel (in addition to any required local counsel) for all Designated Investors and their Related Transferees to the extent any of them may be an indemnified party hereunder with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.

(d) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities. The Company or the holders of Registrable Securities also agrees to make such provisions, as are reasonably requested by any indemnified party, for contribution to such party in the event the Company’s or the holders of Registrable Securities indemnification is unavailable for any reason.

8. Participation in Underwritten Registrations. (a) No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Company (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option requested by the managing underwriter(s), except that no holder of Registrable Securities will be required to sell more than the number of Registrable Securities that such holder has requested the Company to include in any registration), (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements, including an opinion of counsel to such person substantially similar to the opinion given by the counsel to shareholders of the Company in the IPO to the underwriters in the IPO, as provided in the underwriting agreement entered into therewith; provided, however, that no holder of Registrable Securities included in any underwritten registration will be required to make any representations or warranties to the Company or the underwriters other than representations and warranties substantially similar to those representations and warranties made by the shareholders of the Company in the IPO to the underwriters in the IPO, as provided in the underwriting agreement entered into therewith, regarding such holder and such holder’s intended method of distribution, due and valid execution of any agreements relating to such offering, and good title to, and the absence of liens or encumbrances on, any Registrable Securities to be sold by such Shareholders in such registration, and to the extent that any underwriter or underwriters may require any Shareholder to make additional representations and warranties which all of the other participants in such underwritten offering have agreed to make (unless any such representation or warranty is not applicable to such Shareholder’s ownership), then such Shareholder will not be permitted to participate in such registration unless such Shareholder agrees to make the same representations and warranties, (iii) timely furnishes to the Company and/or the underwriters managing such registration, all information regarding such holder, the Registrable Securities held by such holder and its intended method of distribution of such Registrable Securities as the Company or such underwriters reasonably request, and (iv) agrees (and such holder hereby agrees) to notify the Company and/or any underwriter managing such registration of any untrue statement of material fact contained in the prospectus in connection with such registration or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is made in such prospectus in reliance upon and in conformity with written information prepared and furnished to the Company by such holder expressly for use therein. Any indemnities required to be delivered pursuant to clause (ii) shall be limited with respect to each person to the amount equal to the aggregate net proceeds (after deducting underwriting discounts and commissions but before deducting any other expenses incident to the consummation of the transactions contemplated by this paragraph) to such holder from the sale of Registrable Securities by it in such offering.

(b) Each Person that is participating in any Registration hereunder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(e), such Person will forthwith discontinue the disposition of its Registrable Securities pursuant to the registration statement until such Person’s receipt of the copies of a supplemented or amended prospectus as contemplated by Section 5(e). In the event the Company will give any such notice, the applicable time period mentioned in Section 5(b) during which a Registration Statement is to remain effective will be extended by the number of days during the period from and including the date of the giving of such notice pursuant to this Section 7(b) to and including the date when each seller of a Registrable Security covered by such registration statement will have received the copies of the supplemented or amended prospectus contemplated by Section 5(e).

9. Further Assurances. Each party hereto or person subject hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as any other party hereto or person subject hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby, including, without limitation, compliance with all applicable laws and regulations.

10. Term. This Agreement shall terminate, and be of no further force or effect, automatically without any further action on the part of any parties hereto, upon the earliest of (a) the tenth anniversary of the Effective Time, (b) a sale of all or substantially all of the assets or capital stock of the Company to a Person that is not an Affiliate of the Company (whether by merger, consolidation, sale of assets or capital stock or otherwise) or (c) upon the agreement of holders of 75% of the voting capital stock subject to this Agreement (including the agreement of Designated Investors holding not less than 75% of the shares of voting capital stock held by all Designated Investors).

11. Termination of Shareholders’ Agreement. The parties hereto agree that, on the Effective Time, the Shareholders’ Agreement shall terminate and be of no further force and effect, without any further action on the fpart of any parties hereto.

12. Definitions. Capitalized terms set forth below shall have the following meanings. Certain other capitalized terms may be defined elsewhere in the text of this Agreement and, unless otherwise indicated, shall have such meaning throughout this Agreement:

“Additional Time” means the date on which all of the shares of the Company’s Common Stock to be sold by the Shareholders as a result of the exercise of the over-allotment option by the underwriters of the IPO have been sold.

“Affiliate” of a Person means any other Person directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with such Person. The term “control” shall mean, as applied to any Person, the possession directly or indirectly of the power to direct or cause the direction of the management of such Person through the ownership of voting securities or otherwise and the terms “controlling” and “controlled” have the correlative meanings.

“Agreement” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Associated Entities” means (1) members in Trimaran, (2) employees of Trimaran or any of its Affiliates, (3) any Affiliate or associate of any such members or employees, (4) any investor in the Trimaran program that has co-investment rights or (5) any combination of the persons named in the immediately preceding clauses (1), (2), (3), or (4).

“Board” shall have the meaning ascribed to such term in Section 2(a)(i).

“Caravelle” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Commission” means the United States Securities and Exchange Commission and any successor federal agency administering the Securities Act.

“Common Stock” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Company” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Current Market Value” means, for any security, the average of the last reported sales prices of such class of security for the ten consecutive trading days ending on the most recent trading day prior to the date of the notice of Demand Registration (or, if such sales prices are not readily available, the average closing “bid” prices for the ten consecutive trading days ending on the trading day prior to such date).

“Demand Registration” shall have the meaning ascribed to such term in Section 3(a).

“Designated Investors” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Effective Time” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Exchange Act” means the Securities Exchange Act of 1934 and all rules, regulations and orders issued thereunder, as any of the same may be amended.

“Individual Investors” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“IPO” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Minimum Value” shall have the meaning ascribed to such term in Section 3(a).

“Person” means any individual, partnership, corporation, limited liability company, trust, joint venture, unincorporated organization or other entity.

“Piggyback Registration” shall have the meaning ascribed to such term in Section 4(a).

The terms “register”, “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the declaration or ordering of effectiveness of such registration statement by the Commission.

“Registrable Securities” means (i) any Common Stock, (ii) any common stock or other equity securities of the Company issued or issuable directly or indirectly with respect to the securities referred to in clause (i) by way of stock dividend, stock conversion or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization and (iii) any Successor Securities thereof, all to the extent held by a Shareholder, or any transferee thereof.

“Registration Expenses” shall have the meaning ascribed to such term in Section 6.

“Related Person” means, with respect to any Individual Investor, any individual related by blood or marriage (no more remote than first cousin) to such Individual Investor.

“Related Transferee” means

(1) in the case of any Designated Investor, any Affiliate, Associated Entity of such Designated Investor, and

(2) in the case of any Individual Investor, (a) any other Individual Investor, (b) any Affiliate or (c) a Related Person of such Individual Investor or a trust or similar entity which is controlled by such Individual Investor and is established entirely for the benefit of such Individual Investor or his Related Persons, or an individual retirement account or pension plan for the Individual Investor’s benefit (each Individual Investor agrees to provide the Company and each other Shareholder, upon request, with evidence reasonably acceptable to it that such Transfer complies with this clause (c)).

“Securities Act” means the Securities Act of 1933 and all rules, regulations and orders issued thereunder, as any of the same may be amended from time to time.

“Shareholders” shall have the meaning ascribed to such term in the Preamble to this Agreement.

“Shareholders’ Agreement” shall have the meaning ascribed to such term in the Recitals to this Agreement.

“Subsidiary” of any specified Person means any corporation, partnership, limited liability company, joint venture, association or other business entity, whether now or hereafter existing or hereafter organized or acquired,

(i) in the case of a corporation, of which more than 50% of the total voting power of the capital stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, officers or trustees thereof is held by such first-named Person or any of its Subsidiaries; or

(ii) in the case of a partnership, limited liability company, joint venture, association or other business entity, with respect to which such first-named Person or any of its Subsidiaries has the power to direct or cause the direction of the management and policies of such entity by contract or otherwise or if in accordance with generally accepted accounting principles such entity is consolidated with the first-named Person for financial statement purposes.

“Successor Securities” means any securities of the Company or any successor Person (by merger, consolidation, operation of law or otherwise) which shall have been issued in exchange for the Common Stock or into which the Common Stock shall have been converted (by reclassification, recapitalization, merger, consolidation or otherwise).

“Transfer” (or any correlative term) means with respect to any share of capital stock of the Company, any sale, transfer, assignment or other disposition of such share of capital stock.

“Trimaran” shall have the meaning ascribed to such term in the Preamble to this Agreement.

13. Miscellaneous.

(a) Amendment and Waiver. Except as otherwise provided herein, no modification, amendment or waiver of any provision of this Agreement shall be effective against the Company or the Shareholders unless such modification, amendment or waiver is approved in writing by holders of 75% of the voting capital stock subject to this Agreement (including the agreement of Designated Investors holding not less than 75% of the shares of voting capital stock held by all Designated Investors); provided that no such amendment or waiver that has a materially disproportionate effect on any Shareholder shall be effective unless approved in writing by the Shareholders so affected. The failure of any party to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

(b) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

(c) Entire Agreement. Except as otherwise expressly set forth herein, this document embodies the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(d) Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of and be enforceable by the respective successors, personal representatives and assigns of the parties hereto whether or not expressed.

(e) Reorganization, etc. The provisions of this Agreement shall apply mutatis mutandis to any shares or other securities resulting from any stock split or reverse split, stock dividend, reclassification, subdivision, consolidation or reorganization of any shares or other securities of the Company and to any shares or other securities of the Company or of any successor company which may be received by any of the parties hereto by virtue of their respective ownership of any shares of capital stock of the Company.

(f) Counterparts. This Agreement may be executed in separate counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Delivery of an executed counterpart of this Agreement by facsimile shall be equally as effective as delivery of a manually executed counterpart of this Agreement, but the failure to deliver a manually executed counterpart of this Agreement shall not effect the delivery, enforceability or binding effect of this Agreement.

(g) Remedies. The Company and the Shareholders shall be entitled to enforce their rights under this Agreement specifically to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of this Agreement and that the Company and any Shareholder may in its sole discretion apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive relief (without posting a bond or other security) in order to enforce or prevent any violation of the provisions of this Agreement.

(h) Notice. All notices, demands or other communication to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given when delivered personally to the recipient, transmitted via telefacsimile, sent to the recipient by reputable express courier service (charges prepaid) or mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be sent to the Company at the address or fax number indicated below, with a copy to Winston & Strawn LLP, 35 W. Wacker Drive, Chicago, Illinois 60601-9703, Attention: Robert F. Wall, Esq., and to any other recipient at the address indicated on Exhibit A hereto and to any subsequent holder of shares of voting capital stock subject to this Agreement at such address as indicated by the Company’s records, or at such address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. The Company’s address is:

                FreightCar America, Inc.

                Two North Riverside Plaza

                Suite 1250

                Chicago, IL 60606

                Attention: John E. Carroll, Jr.

                Fax No.: (312) 928-0890

(i) Governing Law. All questions concerning the relative rights of the Company and its Shareholders and the construction, validity and interpretation of this Agreement and the exhibits and schedules hereto shall be governed by and construed in accordance with the domestic laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(j) Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the day and year first above written.

COMPANY

FREIGHTCAR AMERICA, INC.

By:
Name:
Title:

SHAREHOLDERS

CARAVELLE INVESTMENT FUND, L.L.C.

By:	Trimaran Advisors, L.L.C., its investment manager and attorney-in-fact

Name:
Title:

HANCOCK MEZZANINE PARTNERS, L.P.

By:
Name:
Title:

JOHN HANCOCK LIFE INSURANCE COMPANY

By:
Name:
Title:

CAMILLO M. SANTOMERO, III

TRIMARAN INVESTMENTS II, L.L.C.

By:
Name:
Title:

JOHN E. CARROLL, JR.

JAMES D. CIRAR

GLEN T. KARAN

KEVIN P. BAGBY

EDWARD J. WHALEN

DENISE C.R. SANTOMERO

EDWARD L. THOMAS

SANTOMERO FAMILY L.P.

By:
Name:
Title:

HOFFMAN INVESTMENT COMPANY

By:
Name:
Title:

THE CAMILLO M. SANTOMERO IV 2001 TRUST

By:
Name:
Title:

THE CHARLOTTE YOUNG SANTOMERO 2001 TRUST

By:
Name:
Title:

TRIMARAN ADVISORS, L.L.C.

By:
Name:
Title:

GREGORY S. YOUNG

MARK L. SAYLOR

USBANCORP TRUST AND FINANCIAL SERVICES COMPANY FBO FRANK C. BERNATT IRA

By:
Name:
Title:

TRIMARAN FUND MANAGEMENT, L.L.C.

By:
Name:
Title

BRUCE E. RUEPPEL, JR.

KELLY L. BODWAY

W. JOHN PLUNKARD

MARK J. DURAY

THE MASON NORTON SANTOMERO 2003 TRUST

By:
Name:
Title:

JON SCHNEIDER

MAXIMO J. BLANDON

KENNETH BRIDGES